Exhibit 99.1
Reporting Person: Travis Boersma
Numbers presented in rows 5 through 9 consist of (i)(x) 455,276 Class A common units (“Class A Common Units”) of Dutch Mafia, LLC, a Delaware limited liability company and a direct subsidiary of the Issuer (“Dutch Mafia”) (paired with an equal number of shares of Class B common stock of the Issuer (“Class B Common Stock,” and such Class A Common Units paired with shares of Class B Common Stock, “Paired Units”)), which are convertible into shares of Class A common stock of the Issuer (“Class A Common Stock”) upon the corresponding surrender and cancellation of an equal number of shares of Class B Common Stock, held by DMI Holdco, LLC, a Delaware limited liability company (“DMI Holdco”) and (y) 258,484 Class A Common Units (such Class A Units were previously paired with an equal number of shares of Class B Common Stock, which were transferred and surrendered to the Issuer for no consideration pursuant to that certain Share Surrender Agreement, dated May 16, 2024 (such Class A Common Units that are not paired with shares of Class B Common Stock, “Decoupled Units”)), which are convertible into shares of Class A Common Stock, held by DMI Holdco; (ii)(x) 15,610 shares of Class A Common Stock held by DM Trust Aggregator, LLC, a Delaware limited liability company (“DM Trust Aggregator”), (y) 20,598,536 Paired Units, which are convertible into shares of Class A Common Stock upon the corresponding surrender and cancellation of an equal number of shares of Class B Common Stock, held by DM Trust Aggregator, and (z) 8,554,365 Decoupled Units, which are convertible into shares of Class A Common Stock, held by DM Trust Aggregator; and (iii)(x) 9,817 shares of Class A Common Stock held by DM Individual Aggregator, LLC, a Delaware limited liability company (“DM Individual Aggregator”), (y) 14,157,134 Paired Units, which are convertible into shares of Class A Common Stock upon the corresponding surrender and cancellation of an equal number of shares of Class B Common Stock, held by DM Individual Aggregator, and (z) 4,176,877 Decoupled Units, which are convertible into shares of Class A Common Stock, held by DM Individual Aggregator, for which Travis Boersma is deemed to have the power to direct the disposition and vote of the shares.

The percentage presented in row 11 is calculated based on 127,054,187 shares of Class A Common Stock outstanding as of February 6, 2026 and assuming the conversion of (i) 35,210,946 Paired Units into 35,210,946 shares of Class A Common Stock and the corresponding surrender and cancellation of 35,210,946 shares of Class B Common Stock and (ii) 12,989,726 Decoupled Units into 12,989,726 shares of Class A Common Stock.

Reporting Person: DMI Holdco, LLC

Numbers presented in rows 5 through 9 consist of (x) 455,276 Paired Units which are convertible into shares of Class A Common Stock upon the corresponding surrender and cancellation of 455,276 shares of Class B Common Stock, and (y) 258,484 Decoupled Units, which are convertible into shares of Class A Common Stock.

The percentage presented in row 11 is calculated based on 127,054,187 shares of Class A Common Stock outstanding as of February 6, 2026 and assuming the conversion of (x) 455,276 Paired Units into 455,276 shares of Class A Common Stock and the corresponding surrender and cancellation of 455,276 shares of Class B Common Stock and (y) 258,484 Decoupled Units into 258,484 shares of Class A Common Stock.

Reporting Person: DM Trust Aggregator, LLC

Numbers presented in rows 5 through 9 consist of (x) 15,610 shares of Class A Common Stock, (y) 20,598,536 Paired Units, which are convertible into shares of Class A Common Stock upon the corresponding surrender and cancellation of 20,598,536 shares of Class B Common Stock, and (z) 8,554,365 Decoupled Units, which are convertible into shares of Class A Common Stock.

The percentage presented in row 11 is calculated based on 127,054,187 shares of Class A Common Stock outstanding as of February 6, 2026 and assuming the conversion of (x) 20,598,536 Paired Units into 20,598,536 shares of Class A Common Stock and the corresponding surrender and cancellation of 20,598,536 shares of Class B Common Stock and (y) 8,554,365 Decoupled Units into 8,554,365 shares of Class A Common Stock.

Reporting Person: DM Individual Aggregator, LLC

Numbers presented in rows 5 through 9 consist of (x) 9,817 shares of Class A Common Stock, (y) 14,157,134 Paired Units, which are convertible into shares of Class A Common Stock upon the corresponding surrender and cancellation of 14,157,134 shares of Class B Common Stock, and (z) 4,176,877 Decoupled Units, which are convertible into shares of Class A Common Stock.

The percentage presented in row 11 is calculated based on 127,054,187 shares of Class A Common Stock outstanding as of February 6, 2026 and assuming the conversion of (x) 14,157,134 Paired Units into 14,157,134 shares of Class A Common Stock and the corresponding surrender and cancellation of 14,157,134 shares of Class B Common Stock and (y) 4,176,877 Decoupled Units into 4,176,877 shares of Class A Common Stock.

Item 4
Pursuant to the Fifth Amended and Restated Limited Liability Company Agreement of Dutch Mafia, dated February 7, 2025 (the “Dutch Mafia Limited Liability Company Agreement”), at the option of the holder, Class A Common Units may be redeemed or exchanged for shares of Class A Common Stock on a one-for-one basis and are included in the amounts of Class A Common Stock beneficially owned, provided that in the case of Paired Units, an equal number of shares of Class B Common Stock shall be surrendered to and cancelled by the Issuer upon such redemption or exchange, in accordance with the terms and procedures set forth in the Dutch Mafia Limited Liability Company Agreement. Multiple members hold ownership interests in DMI Holdco, LLC, DM Individual Aggregator, LLC, and DM Trust Aggregator, LLC, including Mr. Boersma. Mr. Boersma disclaims beneficial ownership of the securities held by DMI Holdco, LLC, DM Individual Aggregator, LLC, and DM Trust Aggregator, LLC except to the extent of Mr. Boersma’s pecuniary interest in such securities.
Travis Boersma
 (a) Amount beneficially owned: 48,226,099
 (b) Percent of class: 27.5%
 (c) Number of shares as to which such person has:
 (i) Sole power to vote or to direct the vote: 48,226,099
 (ii) Shared power to vote or to direct the vote: 0
 (iii) Sole power to dispose or to direct the disposition of: 48,226,099
 (iv) Shared power to dispose or to direct the disposition of:  0
DMI Holdco, LLC
 (a) Amount beneficially owned: 713,760
 (b) Percent of class: 0.6%
 (c) Number of shares as to which such person has:
 (i) Sole power to vote or to direct the vote: 713,760

 (ii) Shared power to vote or to direct the vote: 0
 (iii) Sole power to dispose or to direct the disposition of: 713,760
 (iv) Shared power to dispose or to direct the disposition of:  0
DM Trust Aggregator, LLC
 (a) Amount beneficially owned: 29,168,511
 (b) Percent of class: 18.7%
 (c) Number of shares as to which such person has:
 (i) Sole power to vote or to direct the vote: 29,168,511
 (ii) Shared power to vote or to direct the vote: 0
 (iii) Sole power to dispose or to direct the disposition of: 29,168,511
 (iv) Shared power to dispose or to direct the disposition of:  0
DM Individual Aggregator, LLC
 (a) Amount beneficially owned: 18,343,828
 (b) Percent of class: 12.6%
 (c) Number of shares as to which such person has:
 (i) Sole power to vote or to direct the vote: 18,343,828
 (ii) Shared power to vote or to direct the vote: 0
 (iii) Sole power to dispose or to direct the disposition of: 18,343,828
 (iv) Shared power to dispose or to direct the disposition of:  0